UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 18, 2025
Date of Report (Date of earliest event reported)
ADVANCED MICRO DEVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2485 Augustine Drive
Santa Clara, California 95054
(Address of principal executive offices) (Zip Code)
(408) 749-4000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AMD	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Executive Incentive Plan (EIP) Bonuses for Fiscal 2024

On February 18, 2025, the Compensation and Leadership Resources Committee of the Board of Directors of Advanced Micro Devices, Inc. (the “Company”) approved the following annual cash performance bonuses under the EIP to the following covered executive officers:

Covered Executive Officer	Fiscal 2024 Annual Cash Performance Bonuses
Jean Hu, Executive Vice President, Chief Financial Officer and Treasurer	$670,106
Phil Guido, Executive Vice President, Chief Commercial Officer	$665,593
Forrest Norrod, Executive Vice President and General Manager, Data Center Solutions	$658,825

On February 19, 2025, the Board of Directors of the Company approved the following annual cash performance bonus under the EIP for the Company’s Chair, President and Chief Executive Officer:

Lisa T. Su, Chair, President and Chief Executive Officer	$1,776,120

These bonus awards are expected to be paid in March 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2025	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Ava M. Hahn
	Name:	Ava M. Hahn
	Title:	Senior Vice President, General Counsel & Corporate Secretary